Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Quanome Technologies, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share		457(o)		$	$0.00		$
Fees Previously Paid	Equity	Preferred Stock, $0.0001 par value per share		457(o)			0.00
Fees Previously Paid	Debt	Debt Securities		457(o)			0.00
Fees Previously Paid	Other	Warrants		457(o)			0.00
Fees Previously Paid	Other	Rights		457(o)			0.00
Fees Previously Paid	Other	Units		457(o)			0.00
Fees Previously Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$120,000,000.00			$16,572.00

Total Offering Amounts:							$120,000,000.00			16,572.00
Total Fees Previously Paid:										16,572.00
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	(a) Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. (b) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. (c) The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The proposed maximum offering price will be determined from time to time in connection with an issuance of securities hereunder.

In connection with the initial filing of this Registration Statement on Form S-3 (File No. 333-297324) filed with the Securities and Exchange Commission on July 8, 2026, the registrant paid a filing fee of $16,572.00.